                         Consent of Independent Auditors

We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Statements  of  Additional  Information  and to the  use  of our  reports  dated
February 1, 2002,  with  respect to the  consolidated  financial  statements  of
Security  Benefit  Life  Insurance  Company  and  Subsidiaries,   the  financial
statements of SecureDesigns  Variable Annuity,  and the financial  statements of
Variable  Annuity  of  Security  Benefit  Life  Insurance  Company  included  in
Post-Effective   Amendment  No.  4  to  the  Registration  Statement  under  the
Securities Act of 1933  (Registration  No. 333-41180) and Amendment No. 8 to the
Registration  Statement under the Investment  Company Act of 1940  (Registration
No.  811-10011) on Form N-4 of SBL Variable Annuity Account XIV  (SecureDesigns)
and  the  related   Statements  of  Additional   Information   accompanying  the
Prospectuses of SecureDesigns  Variable Annuity and Variable Annuity of Security
Benefit Life Insurance Company.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
April 8, 2002